EXHIBIT 11.1

                World Wrestling Federation Entertainment, Inc.

                   EXHIBIT TO QUARTERLY REPORT ON FORM 10-Q

                  Computation of Net Income Per Common Share
                 (dollars in thousands, except per share data)

                                                                                         For the three months ended
                                                                                         July 28             July 30
---------------------------------------------------------------------------------------------------------------------------
                                                                                          2000                1999
                                                                                     ----------------  --------------------
Net Income..................................................................          $        15,239   $            20,276
                                                                                     ================  ====================

Weighted average number of common and common equivalent shares outstanding:

           Average number of common shares
               outstanding during the period................................               69,370,189            56,667,000

           Add common share equivalents - options
              to purchase Class A common shares.............................                  992,051                     -
                                                                                     ----------------  --------------------
                 Total......................................................               70,362,240            56,667,000
                                                                                     ================  ====================

Net income per diluted common share.........................................          $          0.22   $              0.36
                                                                                     ================  ====================

Net income per basic common share...........................................          $          0.22   $              0.36
                                                                                     ================  ====================